Exhibit I-1
                           NEWGULF POWER VENTURE, INC.
                    For the Twelve Months Ended June 30, 1999
                               Statement of Income
                                   (Unaudited)
                                    ($000's)


Operating Revenues
    Electric revenues                                                   $ 3,117
                                                                        -------


Operating Expenses                                                        2,151
General & Administrative                                                    174
Other Expenses                                                              245
Depreciation & Amortization                                                 387
Interest Expense                                                            433
                                                                        -------
    Total Expenses                                                        3,390

Income Before Income Taxes                                                 (273)

Provision for Income Taxes                                                  (74)
                                                                        -------


Net Income (Loss)                                                       $  (199)
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